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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
QUICKLOGIC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUICKLOGIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, APRIL 22, 2008

        The Annual Meeting of Stockholders of QUICKLOGIC CORPORATION, a Delaware corporation, will be held at QuickLogic's offices located at 1277 Orleans Drive, Sunnyvale, California 94089, on Tuesday, April 22, 2008, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three Class III directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2011;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm for the fiscal year ending December 28, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on February 26, 2008 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the self-addressed, postage-prepaid envelope enclosed for that purpose. Your shares will be voted in accordance with the instructions given on the proxy. Stockholders are also able to submit their proxy over the Internet or by telephone. Stockholders attending the meeting may vote in person even if they have returned a proxy. Please note, however, that if your shares are held in a street name by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain a proxy issued in your name from that holder.

For the Board of Directors,
E. Thomas Hart Chairman, President and Chief Executive Officer

Sunnyvale, California
March 20, 2008

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE "VOTING ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE" SECTION ON PAGE 2 FOR ADDITIONAL INFORMATION.

QUICKLOGIC CORPORATION

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

General

        The accompanying proxy is solicited by the Board of Directors of QuickLogic Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Tuesday, April 22, 2008, at 10:00 a.m., local time, or at any and all adjournments or postponements, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The meeting will be held at QuickLogic's offices located at 1277 Orleans Drive, Sunnyvale, California 94089. QuickLogic's telephone number at that address is (408) 990-4000. At the meeting, only stockholders of record at the close of business on February 26, 2008, the record date, will be entitled to vote. On February 26, 2008, QuickLogic's outstanding capital stock consisted of 29,404,309 shares of common stock.

        At the meeting, the stockholders will be asked:

  1.
  To elect three Class III directors to serve for a term of three years expiring on the date on which our Annual Meeting of Stockholders is held in 2011;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm for the fiscal year ending December 28, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting or at any and all adjournments or postponements thereof.

        This Proxy Statement and form of proxy were first sent or given to stockholders entitled to vote at the Annual Meeting on or about March 20, 2008, together with our 2007 Annual Report to Stockholders.

Voting and Discretionary Voting

        Each stockholder is entitled to one vote for each share of common stock held on all matters presented at the meeting.

        Properly executed proxies received prior to the meeting, and subsequently not revoked, will be voted in accordance with the instructions on the proxy. Where no instructions are given, proxies will be voted FOR the director nominees described herein, FOR the ratification of the independent registered public accounting firm, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

        You are entitled to one vote for each share of common stock held on all matters presented at the Annual Meeting. You do not have the right to cumulate votes in the election of directors. Voting instructions are included on the proxy or voting instruction card.

Election of Directors

        Holders of all outstanding shares of QuickLogic's common stock have the right to elect three Class III directors for a three-year term to the Board of Directors. The directors will be elected by a plurality of the votes of the shares of our common stock present in person or represented by proxy at the meeting. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law.

Ratification of Appointment of Independent Registered Public Accounting Firm

        Ratification of the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as QuickLogic's independent registered public accounting firm will require the affirmative vote of a majority of the total voting power of the shares of our common stock represented in person or by proxy at the meeting and entitled to vote on the proposal.

Voting Electronically via the Internet or by Telephone

        Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded.

        If your shares are registered in the name of a bank or brokerage firm and you have not elected to receive your Proxy Statement over the Internet, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. ("Broadridge") online program. This program provides eligible stockholders who receive a paper copy of this Proxy Statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in Broadridge's program, your proxy card will provide instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about March 20, 2008 with information on how to access stockholder information and instructions for voting.

Solicitation of Proxies

        This solicitation of proxies is made by the Board of Directors of QuickLogic. All costs associated with soliciting proxies will be borne by QuickLogic. QuickLogic may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but our directors, officers and regular employees may, without additional compensation, solicit proxies personally or by e-mail (if so requested by the stockholder), telephone or facsimile.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Your presence at the Annual Meeting in and of itself is not sufficient to revoke your proxy.

Quorum; Abstentions; Broker Non-Votes

        The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the voting power of our stock outstanding on the record date will constitute a quorum. As of the close of business on the record date, there were 29,404,309 shares of our common stock outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Directors are elected based on a plurality of the votes cast. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers are counted for determining the presence or absence of a quorum for conducting business but are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter.

Stockholder Nominations and Proposals

        The Nominating and Corporate Governance Committee of our Board of Directors has established policies and procedures, available on the investor relations portion of our website, http://ir.quicklogic.com, to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of the outstanding voting securities of the Company continuously for at least six months prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year's proxy statement will likely not be considered timely for consideration at that year's annual meeting.

        A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089, and must include the candidate's name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on the Company's Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the Securities and Exchange Commission ("SEC") rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Company stockholdings.

        A stockholder that instead desires to nominate a person directly for election to the Board of Directors must meet the deadlines and other requirements set forth in Section 2.4 of the Company's Bylaws and the rules and regulations of the SEC.

Deadlines for Submission of Stockholder Proposals

        Stockholders are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the SEC and our Bylaws.

        Stockholders wishing to present a proposal for inclusion in the proxy statement relating to our 2009 Annual Meeting of Stockholders must submit such proposal to us by the date that is 120 days prior to the one year anniversary of the date on which this proxy is first mailed, in order to be considered timely for stockholder proposals or nominations to be included in such proxy statement, which date is November 20, 2008.

Householding

        Householding is a cost-cutting procedure used by us and approved by the SEC. Under the householding procedure, we send only one Annual Report and Proxy Statement to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate Annual Report and Proxy Statement. A stockholder may notify us that the stockholder would like a separate Annual Report and Proxy Statement by telephone at (408) 990-4000 or at the following mailing address: 1277 Orleans Drive, Sunnyvale, California 94089, Attention: Investor Relations. If we receive such notification that the stockholder wishes to receive a separate Annual Report and Proxy Statement, we will promptly deliver such Annual Report and Proxy Statement. A separate proxy card is included in the materials for each stockholder of record. If you wish to update your participation in householding, you may contact your broker or the mailing agent, Broadridge Financial Solutions, Inc., at (800) 542-1061.

PROPOSAL ONE:

ELECTION OF DIRECTORS

        QuickLogic's Board of Directors is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Michael J. Callahan has been designated as a Class I director whose term expires at the 2009 Annual Meeting of Stockholders. Arturo Krueger and Gary H. Tauss have been designated as Class II directors whose terms expire at the 2010 Annual Meeting of Stockholders. E. Thomas Hart, Christine Russell and Hide L. Tanigami have been designated as Class III directors whose terms expire at the 2008 Annual Meeting of Stockholders. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. There are no family relationships between any of our directors or executive officers.

Nominees for Class III Directors

        Three Class III directors are to be elected at the 2008 Annual Meeting of Stockholders for a three-year term ending in 2011. Pursuant to action by the Nominating and Corporate Governance Committee, the Board of Directors has nominated E. Thomas Hart, Christine Russell and Hide L. Tanigami as Class III directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the election of Messrs. Hart and Tanigami and Ms. Russell. QuickLogic expects that Messrs. Hart and Tanigami and Ms. Russell will accept such nomination. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for a substitute nominee or nominees designated by the Nominating and Corporate Governance Committee of the Board of Directors. The term of office of each person elected as director will continue until such director's term expires in 2011 or until such director's successor has been elected and qualified or until such director's earlier death, resignation or removal.

Required Vote

        The nominees receiving a plurality, or the highest number of affirmative votes of the shares present or represented and entitled to be voted for them, shall be elected directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

QUICKLOGIC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE "FOR" THE NOMINEES LISTED ABOVE.

Directors and Nominees for Director

        The following table sets forth information concerning the nominees for director, whose current term expires in 2008 and who are Class III directors.

Name	Age	Position
E. Thomas Hart	66	Chairman, President and Chief Executive Officer
Christine Russell	58	Director
Hide L. Tanigami	57	Director

        E. Thomas Hart has served as our President, Chief Executive Officer and a member of our Board of Directors since June 1994, and as our Chairman since April 2001. Prior to joining QuickLogic, Mr. Hart was Vice President and General Manager of the Advanced Networks Division at National Semiconductor Corporation, a semiconductor manufacturing company, where he worked from September 1992 to June 1994. Prior to joining National Semiconductor, Mr. Hart was a private consultant from February 1986 to September 1992 with Hart Weston International, a technology-based management consulting firm. Mr. Hart's prior experience includes senior level management responsibilities in semiconductor operations, engineering, sales and marketing with several companies including Motorola, Inc., an electronics provider, and National Semiconductor. Mr. Hart holds a B.S.E.E. degree from the University of Washington.

        Christine Russell has served as a member of our Board of Directors since June 2005. Since June 2006, Ms. Russell has been Vice President and Chief Financial Officer of Virage Logic Corporation, a provider of advanced intellectual property for the design of integrated circuits. Ms. Russell served as Senior Vice President and Chief Financial Officer of OuterBay Technologies, Inc., a privately held software company enabling information lifecycle management for enterprise applications, from May 2005 until February 2006, when OuterBay was acquired by Hewlett-Packard Company. From October 2003 to May 2005, Ms. Russell served as the Chief Financial Officer of Ceva, Inc., a company specializing in semiconductor intellectual property offering digital signal processing cores and application software. From October 1997 to October 2003, Ms. Russell served as the Chief Financial Officer of Persistence Software, Inc., a company specializing in enterprise software providing infrastructure for distributed computing. Prior to 1997, Ms. Russell served in various senior financial management positions with a variety of technology companies for a period of more than twenty years. Ms. Russell is a director of Peak International, Ltd., a supplier of precision-engineered packaging products for storage, transportation and automated handling of high technology products. Ms. Russell holds a B.A. degree and an M.B.A. degree from the University of Santa Clara.

        Hide L. Tanigami has served as a member of our Board of Directors since March 2007. Mr. Tanigami has served as the Chairman and Chief Executive Officer of Marubun/Arrow USA, LLC, a joint venture between Marubun Corporation, the largest semiconductor distributor in Japan, and Arrow Electronics since 1998. From 1994 through 1998, Mr. Tanigami was President and Chief Executive Officer of Marubun USA Corporation. From 1997 through 2000, Mr. Tanigami was the Chairman of Catalyst Semiconductor, Inc. and from October 1985 until March 1994, Mr. Tanigami was a co-founder and Vice President of Corporate Development at Catalyst Semiconductor, Inc. He has previously served on numerous boards in Silicon Valley, Japan and Taiwan. He currently serves on the board of directors of Marubun/Arrow and Ecrio, Inc., a developer of mobile phone communications and commerce software. Mr. Tanigami holds a B.A. degree from Kansai University of Foreign Studies and a M.A. degree from San Francisco State University.

Incumbent Class I Director Whose Term Expires in 2009

Name	Age	Position
Michael J. Callahan	72	Director

        Michael J. Callahan has served as a member of our Board of Directors since July 1997. From March 1990 through his semi-retirement in September 2000, Mr. Callahan served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc., a producer of peripheral integrated circuits. From 1978 to March 1990, Mr. Callahan held various positions at Monolithic Memories, Inc., a semiconductor manufacturing company, most recently as its President. During his tenure as President, Monolithic Memories became a subsidiary of Advanced Micro Devices, Inc., a semiconductor manufacturing company, where Mr. Callahan was Senior Vice President of Programmable Products. Prior to joining Monolithic Memories, he worked at Motorola Semiconductor for 16 years where he was Director of Research and Development as well as Director of Linear Operations. Mr. Callahan also serves on the boards of Micrel, Incorporated, a provider of analog power, mixed-signal and digital semiconductor devices, and Teknovus, Inc., a privately held company specializing in communications chipsets for subscriber access networks. Mr. Callahan holds a B.S.E.E. degree from the Massachusetts Institute of Technology.

Incumbent Class II Directors Whose Terms Expire in 2010

Name	Age	Position
Arturo Krueger	68	Director
Gary H. Tauss	53	Director

        Arturo Krueger has served as a member of our Board of Directors since September 2004. Mr. Krueger has more than 40 years of experience in systems architecture, semiconductor design and development, operations, and marketing, as well as general management. Since February 2001, Mr. Krueger has been a consultant to automobile manufacturers and to semiconductor companies serving the automotive and telecommunication markets. Mr. Krueger was Corporate Vice President and General Manager of Motorola's Semiconductor Products Sector for Europe, Middle East and Africa from January 1998 until February 2001. Mr. Krueger was the Strategic and Technology/Systems advisor to the President of Motorola's Semiconductor Products Sector from 1996 until January 1998. In addition, Mr. Krueger was the Director of the Advanced Architectural and Design Automation Lab at Motorola. Mr. Krueger is a director of Marvell Technology Group Ltd., a semiconductor provider of high-performance analog, mixed-signal, digital signal processing and embedded microprocessor integrated circuits, and NemeriX S.A., a provider of integrated circuits specializing in ultra low power RF and baseband chipsets for GPS and wireless applications. He holds an M.S. degree in Electrical Engineering from the Institute of Technology in Switzerland, and has studied Advanced Computer Science at the University of Minnesota.

        Gary H. Tauss has served as a member of our Board of Directors since June 2002. From October 2006 until February 2008, Mr. Tauss served as President and Chief Executive Officer of Mobidia Technology, Inc., a provider of performance management software that enables wireless operators to provide users with high-quality mobile content. From May 2005 until the sale of its assets to Transaction Network Services, Inc. in March 2006, Mr. Tauss served as President, Chief Executive Officer and director of InfiniRoute Networks Inc., a provider of software peering services for wireline and wireless carriers. From October 2002 until April 2005, Mr. Tauss served as President and Chief Executive Officer of LongBoard, Inc., a company specializing in fixed-to-mobile convergence application software for leading carriers and service providers. From August 1998 until June 2002, Mr. Tauss was President, Chief Executive Officer and a director of TollBridge Technologies, Inc., a developer of voice-over-broadband products. Prior to co-founding TollBridge, Mr. Tauss was Vice President and General Manager of Ramp Networks, Inc., a provider of Internet security and broadband access products, with responsibility for engineering, customer support and marketing. Mr. Tauss earned both a B.S. and an M.B.A. degree from the University of Illinois.

Lead Independent Director

        Mr. Callahan has served as our Lead Independent Director since April 26, 2005.

Board Meetings, Committees and Corporate Governance

        The Board of Directors held a total of nine meetings during 2007. The Board of Directors has determined that the Company's current directors, with the exception of Mr. Hart, meet the independence requirements of the Nasdaq Global Market.

        It is the policy of the Board of Directors to have a separate meeting time for independent directors. During the last fiscal year, four sessions of the independent directors were held.

        The standing committees of the Board of Directors include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        We have written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, copies of each are available on our website, free of charge, at http://ir.quicklogic.com. You can also obtain copies of the charters, free of charge, by writing to us at 1277 Orleans Drive, Sunnyvale, California 94089.

        In accordance with SEC requirements and Nasdaq Global Market listing standards, all the standing committees are comprised solely of non-employee, independent directors. The table below shows current membership for each of the standing committees.

Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Christine Russell(1)(2)	Michael J. Callahan(1)(3)	Gary H. Tauss(1)
Michael J. Callahan(3)	Arturo Krueger	Arturo Krueger
Gary H. Tauss	Christine Russell	Hide L. Tanigami(4)
Hide L. Tanigami
Gary H. Tauss

(1)
Committee Chairman

(2)
Audit Committee Financial Expert

(3)
Lead Independent Director

(4)
Mr. Tanigami joined the Compensation Committee in December 2007.

Audit Committee

        The Audit Committee held six meetings in 2007. Ms. Russell has served as Chairman of the Audit Committee since April 2006. Each of the directors on the Audit Committee meets the independence requirements of the Nasdaq Global Market. The Board of Directors has determined that Ms. Russell is an Audit Committee Financial Expert as defined by Item 401(h) of Regulation S-K. All Committee members are independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        The Audit Committee has sole and direct authority to select, evaluate and compensate our independent registered public accounting firm, and it reviews and approves in advance all audit, audit related and non-audit services, and the related fees, provided by the independent registered public accounting firm (to the extent those services are permitted by the Securities Exchange Act of 1934, as amended). The Audit Committee meets with our management and appropriate financial personnel regularly to consider the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public. The Audit Committee also meets with the independent registered public accounting firm regarding these matters. The Audit Committee has established a Financial Information Integrity Policy, pursuant to which QuickLogic can receive, retain and treat employee complaints concerning questionable accounting, internal control or auditing matters, or the reporting of fraudulent financial information. The Audit Committee examines the independence and performance of our independent registered public accounting firm. In addition, among its other responsibilities, the Audit Committee reviews our critical accounting policies, our annual and quarterly reports on Forms 10-K and 10-Q, and our earnings releases before they are published. The Audit

Committee has a written charter, a copy of which is available on our website, free of charge, at http://ir.quicklogic.com.

Compensation Committee

        The Compensation Committee held nine meetings in 2007 and acted by unanimous written consent three times during the year. Each of the directors on the Compensation Committee meets the independence requirements of the SEC and the Nasdaq Global Market and is an outside director in accordance with Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to: (i) discharge the responsibilities of the Board of Directors relating to compensation of the Company's directors, Chief Executive Officer and executive officers, (ii) review and recommend to the Board of Directors compensation plans, policies and benefit programs, as well as approve individual executive officer compensation packages and (iii) review and discuss the Compensation Discussion and Analysis with management and prepare the Compensation Committee Report to be included in the Company's Annual Report on Form 10-K and Proxy Statement. The Compensation Committee's duties also include administering QuickLogic's stock option plans and employee stock purchase plan. During 2007, the Committee recommended and approved changes to the Company's equity award practices.

        The Compensation Committee has the authority to retain and meet privately with independent advisors and compensation and benefits specialists as needed, and may request the assistance of any director, officer or employee of the Company whose advice and counsel are sought by the Committee. The Compensation Committee or the Board of Directors, after reviewing management's recommendations, determines the equity and non-equity compensation of the Company's executive officers and directors. Management generally provides internal compensation information, compensation survey information for similarly sized high technology companies, and other information to the Committee, and the Chief Executive Officer recommends compensation amounts for the executive officers other than the Chief Executive Officer. Under the guidance of the Compensation Committee, the Chief Executive Officer or an executive officer of the Company makes recommendations to the Compensation Committee regarding the executive incentive compensation plan, including plan objectives and payments earned based on performance to those objectives. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee has a written charter, which is available on our website, free of charge, at http://ir.quicklogic.com.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee held three meetings in 2007. Each of the directors on the Nominating and Corporate Governance Committee meets the independence requirements of the Nasdaq Global Market. The purpose of the Nominating and Corporate Governance Committee is to: (i) assist the Board of Directors by identifying, evaluating and recommending to the Board of Directors, or approving as appropriate, individuals qualified to be directors of QuickLogic for either appointment to the Board of Directors or to stand for election at a meeting of the stockholders; (ii) review the composition and evaluate the performance of the Board of Directors; (iii) review the composition and evaluate the performance of committees of the Board of Directors; (iv) recommend persons to be members of the committees of the Board of Directors; (v) review conflicts of interest of members of the Board of Directors and executive officers; and (vi) review and recommend to the Board of Directors corporate governance principles. Other duties of the Nominating and Corporate Governance Committee include overseeing the evaluation of management, succession planning and reviewing and monitoring the Company's Code of Conduct and Ethics. The Nominating and Corporate Governance Committee adopted our Corporate Governance Guidelines in December 2004. A copy of the Guidelines and a copy of the written charter of the

Nominating and Corporate Governance Committee are available on our website, free of charge, at http://ir.quicklogic.com.

        The Nominating and Corporate Governance Committee regularly reviews the size and composition of the full Board of Directors and considers the recommendations properly presented by qualified stockholders as well as recommendations from management, other directors and search firms to attract top candidates to serve on the Board of Directors. Except as may be required by rules promulgated by the SEC and the Nasdaq Global Market, there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including character, judgment, independence, age, expertise, diversity of experience, length of service and other commitments, among others. The Committee evaluates such factors and does not assign any particular weight or priority to any of these factors. While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to Audit Committee members.

        It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders holding no less than 1,000 shares of QuickLogic's outstanding voting securities continuously for at least six months prior to the date of the submission of the recommendation. Recommendations received after the date that is 120 days prior to the one year anniversary of the mailing of the previous year's proxy statement, will likely not be considered timely for consideration at that year's annual meeting. Stockholders may suggest qualified candidates for director by writing to the Nominating and Corporate Governance Committee, care of the Chief Financial Officer, 1277 Orleans Drive, Sunnyvale, California 94089 and must include the candidate's name, home and business contact information, detailed biographical data and qualifications and an explanation of the reasons why the stockholder believes this candidate is qualified for service on QuickLogic's Board of Directors. The stockholder must also provide such other information about the candidate that would be required by the SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The Nominating and Corporate Governance Committee will evaluate all stockholder-recommended candidates on the same basis as any other candidate. Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates are posted on our website at http://ir.quicklogic.com.

        During 2007, Committee activities included approving the appointment of Mr. Tanigami to our Board, accepting the resignation of Nicholas Aretakis from our Board, reviewing and approving any actual or potential conflicts of interest, assessing the structure and performance of the Board and the committees of the Board, and reviewing our Code of Conduct and Ethics and our Policy for Communications with Stockholders. The Committee also assessed the independence and qualifications of our directors, reviewed the performance of the CEO and his assessment of our executive officers, and ensured directors adhered to our Corporate Governance Guidelines, including reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions.

Other Committees and Participation

        The Board of Directors has delegated to the Stock Option Committee, which currently consists of Catriona Meney and Carl M. Mills, both of whom are executive officers of the Company, the authority to: (i) approve the grant of restricted stock units and options to purchase Company stock to employees other than executive officers and certain other individuals, up to a limit of 40,000 shares per grant; (ii) grant refresh options to employees other than executive officers and certain other individuals, subject to the approval of the total number of such refresh options by the Board of Directors or the Compensation Committee; and (iii) amend options as authorized by the Board of Directors.

        The Settlement Committee, which currently consists of Gary H. Tauss and Christine Russell, was established by the Board of Directors in 2006 with the sole and full corporate power and authority to review the proposed settlement of the litigation entitled: In re Initial Public Offering Securities Litigation 21 MC 92 (SAS); In re QuickLogic Corporation Initial Public Offering Sec. Litig. (01 Civ. 9503) (collectively, the "Action"), and to decide whether the Company should enter into the proposed settlement. The proposed settlement was subsequently overturned, however, the Settlement Committee will review any future settlement proposal and will remain in effect until the Action has been settled in its entirety.

        During 2007, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during their term as a director and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during their term on such committee, except that Mr. Tanigami attended four of six meetings of the Board of Directors and was unable to attend the sole meeting of the Nominating and Corporate Governance Committee held during his tenure on the Committee. When Mr. Tanigami joined our Board of Directors in March 2007, he had prior obligations that precluded him from attending certain of our scheduled 2007 Board meetings. Mr. Tanigami expects to be able to attend the meetings of the Board currently scheduled for 2008.

        QuickLogic expects its directors to attend its annual meetings absent a valid reason, such as a schedule conflict. The April 2007 Annual Meeting of Stockholders was attended by all then-current directors.

Stockholder Communications with the Board of Directors

        The Nominating and Corporate Governance Committee has established a policy for stockholder communication with our Board of Directors. This policy, which is available on the investor relations portion of our website, provides a process for stockholders to send communications to the Board of Directors. Stockholders may contact QuickLogic's Board of Directors or any individual thereof, by writing, whether by mail or express mail, to: QuickLogic Corporation Board of Directors, 1277 Orleans Drive, Sunnyvale, California 94089. Stockholders who wish to contact the Board of Directors or any member of the Audit Committee to report questionable accounting or auditing matters may do so by using this address and designating the communication as "Compliance Confidential."

Code of Conduct and Ethics

        QuickLogic adopted a Code of Conduct and Ethics applicable to all directors, officers and employees on February 12, 2004. The Code covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, compliance with laws and regulations and the code of ethics for our Chief Executive Officer, Chief Financial Officer and controllers. A copy of the Code of Conduct and Ethics, as amended, is posted on our website at http://ir.quicklogic.com. To date, there have been no waivers under our Code of Conduct and Ethics. We will post any waivers, if and when granted, on our website at http://ir.quicklogic.com.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee serves on or has served on the board of directors or compensation committee of another entity that has one or more members serving on our Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of our common stock and other equity securities on Form 4 or 5. Based solely on our review of the copies of such reports received by us or written representations from reporting persons, we believe that during the fiscal year ended December 30, 2007, our directors, executive officers, and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements.

PROPOSAL TWO:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), an independent registered public accounting firm, to audit QuickLogic's consolidated financial statements for the fiscal year ending December 28, 2008 and, as a matter of good corporate governance, seeks ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its appointment.

        Representatives of PricewaterhouseCoopers are expected to be present at the 2008 Annual Meeting of Stockholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to QuickLogic by PricewaterhouseCoopers during Fiscal 2007

        PricewaterhouseCoopers, the Company's independent registered public accounting firm, billed QuickLogic for the following professional services:

Fiscal Years
	2007	2006
Audit fees	$ 682,000	$ 902,400
Tax fees	$ 64,000	$ 40,000
All other fees	$ 1,700	$ 1,700

        The Audit Committee pre-approved all services and fees provided by PricewaterhouseCoopers during fiscal years 2007 and 2006 and has concluded that the provision of these services is compatible with their independence.

        Descriptions of fees billed are as follows:

Audit Fees

        Audit fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for the audit of QuickLogic's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting and reviews of QuickLogic's unaudited condensed consolidated interim financial statements for the fiscal years 2007 and 2006. In fiscal 2006, audit fees included $250,000 associated with the internal review of stock option granting practices and related accounting.

Tax Fees

        Tax fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning for the fiscal years 2007 and 2006.

All Other Fees

        All other fees consist of the aggregate fees for professional services rendered by PricewaterhouseCoopers other than those described above. In fiscal years 2007 and 2006, these amounts include fees for accounting library software.

        Pursuant to the Audit Committee Charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to QuickLogic by our independent registered public accounting firm, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Securities Exchange Act of 1934, as amended, or the rules of the SEC. The Audit Committee pre-approved these services and fees regularly throughout the year.

Required Vote

        The affirmative vote of the holders of a majority of the votes cast will be required to ratify the appointment of PricewaterhouseCoopers as QuickLogic's independent registered public accounting firm for the fiscal year ending December 28, 2008.

Recommendation of the Audit Committee of the Board of Directors

        THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS QUICKLOGIC'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 28, 2008.

REPORT OF THE AUDIT COMMITTEE

        This section shall not be deemed to be "soliciting material," or to be "filed" with the Securities and Exchange Commission, is not subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of QuickLogic under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, regardless of date or any other general incorporation language in such filing.

        In accordance with the written charter adopted by the Audit Committee on December 20, 2004, the Audit Committee consists of three members and operates under such written charter.

Membership of the Audit Committee

        The Audit Committee consists of Michael J. Callahan, Christine Russell and Gary H. Tauss. Ms. Russell became Chairman of the Committee in April 2006. Mr. Callahan served as Chairman of the Committee from October 2004 until April 2006. Messrs. Callahan and Tauss, as well as Ms. Russell, have been determined by our Board of Directors to be independent according to SEC rules and the Nasdaq Global Market's listing standards.

Audit Committee Financial Expert

        As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that Ms. Russell has the qualifications to be our "Audit Committee Financial Expert", as defined in the SEC's rules and regulations and also meets the standards of independence adopted by the SEC and the Nasdaq Global Market for membership on an audit committee.

Role of the Audit Committee

        Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles ("GAAP"). Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. Our independent registered public accounting firm is also responsible for auditing our system of internal control over financial reporting. The Committee's responsibility is: (i) to monitor and review these processes; (ii) to provide our Board of Directors with the results and recommendations derived from this monitoring; and (iii) to select, appoint for ratification by the Company's stockholders and compensate the independent registered public accounting firm. However, the members of the Committee are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to the independence of the registered public accounting firm. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

        The Audit Committee held six meetings during 2007. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and QuickLogic's independent registered public accounting firm, PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the overall scope and plans for their audits and met with PricewaterhouseCoopers, with and without management present, to discuss the results of their examinations and their evaluation of QuickLogic's internal controls. The purpose of the Audit Committee is to fulfill the Board of Director's oversight responsibilities relating to our corporate accounting and reporting practices, the quality and integrity of our financial reports, compliance with laws, the maintenance of ethical standards and effective internal controls. During the meetings held in 2007 and thereafter, the Audit Committee reviewed and discussed, among other things:

  •
  results of the 2007 independent audit of the financial statements and review of the Annual Report on Form 10-K and Proxy Statement;

  •
  issues regarding accounting, administrative and operating matters noted during the 2007 audit;

  •
  requirements and responsibilities for audit committees;

  •
  QuickLogic's significant policies for accounting and financial reporting and the status and anticipated effects of changes in those policies;

  •
  the quarterly and annual procedures performed by our independent registered public accounting firm;

  •
  the adequacy of our internal controls and financial reporting process and the reliability of our financial reports to the public;

  •
  the ability and responsibility to institute special investigations, if necessary, and obtain advice and assistance from independent outside legal, accounting or other services, with funding from the Company;

  •
  the quarterly consolidated unaudited financial statements and filings with the SEC;

  •
  related party transactions; and

  •
  other matters concerning QuickLogic's accounting, financial reporting, conflicts of interest and internal controls.

Review of QuickLogic's Audited Financial Statements for the Fiscal Year Ended December 30, 2007

        The Audit Committee reviewed and discussed the 2007 audited financial statements and the Company's internal control over financial reporting with management and the independent registered public accounting firm. Specifically, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent registered public accounting firm the firm's independence from management and QuickLogic, including the matters covered by the letter received by QuickLogic from the independent registered public accounting firm as required by Independence Standards Board Standard No. 1.

        In March 2008, the Audit Committee reviewed QuickLogic's audited financial statements and footnotes for inclusion in QuickLogic's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and the Company's internal control over financial reporting. Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that QuickLogic's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

        Christine Russell, Chairman (member since June 2005, Chairman since April 2006)
Michael J. Callahan (member since July 1997)
Gary H. Tauss (member since October 2004)

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        QuickLogic's compensation program is overseen and administered by the Compensation Committee (the "Committee"), which is comprised entirely of independent directors as determined in accordance with various SEC, Nasdaq and Internal Revenue Code rules. The Committee ensures that the total compensation paid to the Company's named executive officers ("NEOs") is fair, reasonable and competitive. The Committee operates under a written charter adopted by our Board. A copy of the charter is available free of charge at http://ir.quicklogic.com.

Compensation Philosophy and Objectives

        The executive compensation programs and practices of the Company are designed to, among other things:

  •
  attract and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in comparable companies in the high technology industry;

  •
  motivate executive officers to achieve the Company's business objectives through the use of an incentive compensation plan based on those objectives that ties a portion of incentive compensation to threshold performance levels and that rewards the achievement of performance exceeding objectives;

  •
  reward achievement of the Company's short-term and long-term performance goals; and

  •
  align the interests of executive officers with the long-term interests of stockholders through executive participation in equity-based compensation plans, and by making a significant amount of cash compensation dependent upon the achievement of business objectives.

Elements of Executive Compensation

        The key elements of the compensation program for our NEOs are:

  •
  base salary;

  •
  performance-based incentive cash compensation, consisting of bonus and variable portions, which are earned based on achieving corporate objectives under our 2005 Executive Bonus Plan; and

  •
  stock-based incentive compensation programs.

        The Committee sets base salary with the goal of attracting our NEOs and adequately compensating and rewarding them on a day-to-day basis for the time they spend, the services they perform and the skills and experience they bring to the Company. The Committee sets target incentive compensation and incentive objectives to motivate our NEOs to achieve the same operating objectives and to reward achievement of these objectives through performance-based cash compensation. The Committee grants our NEOs equity incentives to provide an incentive and reward for performance of key long-term business objectives and to help attract and retain these individuals. The Committee believes that the cash incentive objectives are aligned with value to stockholders and that our equity incentives also align the interests of our NEOs and our stockholders. In setting individual compensation levels for our NEOs, the Committee takes competitive market forces such as comparable compensation of similar individuals in similar companies as well as qualitative factors, such as experience, level of contribution, potential impact on company performance and relative internal pay, and quantitative factors relating to corporate and individual performance into account. The determination is not based on any single performance factor, nor does it specifically assign relative weights to factors; rather, a mix of factors is considered and individual performance is evaluated against that mix.

        We have change of control arrangements with each of our NEOs, which provide for such executives to receive certain payments and benefits if their employment with the Company is terminated. These arrangements are discussed in detail under the heading "Change of Control Agreements" beginning on page 29 below. The Board has determined that such payments and benefits are necessary in order to attract and retain our NEOs.

        The Committee believes that our key elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of the Company's compensation program. However, we strongly believe in engaging and retaining the best talent in critical functions, and this may entail negotiations with individual NEOs who have significant compensation packages in place with other employers or potential employers. In order to enable the Company to hire and retain talented executives, the Committee may determine that it is in the best interests of the Company to negotiate packages that may deviate from the Company's standard practices in setting the compensation for certain of its NEOs when such deviation is required by competitive or other market forces.

Cash-Based Compensation

        NEO total target cash compensation consists of base salary and performance-based incentive compensation. The performance-based compensation consists of both a bonus incentive plan and a variable incentive plan. During 2007, the target incentive component under both plans, in the aggregate, reported in column (d) of the Grants of Plan Based Awards table, was 23% to 33% of the total target cash compensation for each NEO.

        The Committee determines the target cash compensation of the Chief Executive Officer and reviews and approves target cash compensation for each of the Company's other NEOs. In determining planned executive cash compensation, each component of each NEO's compensation is considered relative to a competitive market position based on executive compensation survey information for high technology public companies with less than $50 million of revenue and for high technology public companies with revenue between $50 million and $200 million, and other relevant information. The Committee reviews survey information for both categories of public companies since the companies in these surveys compete for executives with the skill sets, experience and other qualifications that are closely aligned with the executive qualifications sought by the Company. The surveys used in 2007 were provided by Radford Surveys + Consulting ("Radford"), a business unit of Aon Consulting that provides compensation surveys and consulting to the technology and life sciences industries. At the Committee's direction, the Company is currently working with Radford to identify and create a specific peer group for executive compensation purposes. Radford is not otherwise engaged by the Company.

        The Committee sets base salaries and target incentive cash compensation for our NEOs within the range of total target cash compensation reported in the survey, based on individual performance and contribution as well as numerous other factors, consistent with the Committee's objective of attracting and retaining talented executive officers. During 2007, the Committee held nine meetings and acted by unanimous written consent three times. To date in 2008, the Committee has held one meeting to consider compensation issues. In January 2007, the Committee discussed the potential objectives tied to incentive compensation and in March 2007, the Committee adopted the objectives. Following the end of each quarter in 2007, the Committee reviewed performance against incentive plan objectives and approved payouts under the incentive compensation plan. In October 2007, the Committee raised the base salary and target incentive cash compensation of Ms. Barrette to $244,000 per year, which includes target incentive compensation of $70,000, in recognition of her achievements and to more closely align her base salary and incentive cash compensation with market data for executives in charge of operations for high technology companies as set forth in the Radford surveys. In December 2007 and

January 2008, the Committee reviewed the base salary and target incentive compensation of our other NEOs.

        Under our 2005 Executive Bonus Plan (the "Plan"), our NEOs participate in a performance-based cash incentive compensation plan, consisting of bonus incentive compensation and variable incentive compensation. Bonus incentive compensation is paid based upon achieving high percentage performance of a key operating goal. Less than 80% performance of any goal results in no payment associated with that goal. This is intended to encourage NEOs to rise to a high level of performance. Variable incentive compensation is based on a straight percentage performance of key goals in relation to the Company's operating plan. This is intended to motivate performance in line with the Company's approved operating plan. Further, the Plan is intended to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and achieve or exceed the Company's objectives, and to reward achievement of the Company's short-term and long-term business goals. In 2007, the total target cash compensation of our NEOs was:

		Target Incentive Compensation
Name	Base Salary	Bonus	Bonus as a Percentage of Base	Variable	Variable as a Percentage of Base	Total
E. Thomas Hart	$350,000	$75,000	21%	$75,000	21%	$150,000
Terry L. Barrette	$167,077	$25,625	15%	$25,625	15%	$51,250
Carl M. Mills	$175,000	$37,500	21%	$37,500	21%	$75,000
Andrew J. Pease	$200,000	$50,000	25%	$50,000	25%	$100,000
Timothy Saxe	$195,000	$42,500	22%	$42,500	22%	$85,000

Bonus Incentive Compensation

        The Plan is a pay for performance plan that places a portion of incentive compensation at risk, since certain performance thresholds must be achieved in order to earn bonus incentive compensation under the Plan payouts. In addition, the Plan increases bonus incentive awards when performance exceeds Plan objectives. Under the Plan, our NEOs are eligible to earn cash bonus incentive compensation based upon achieving certain quarterly performance goals and objectives relating to the Company. The Committee establishes quarterly and annual performance goals and objectives for the Plan. For 2007 and 2008, the NEOs have the same performance objectives, consisting of revenue goals and other financial goals included in our annual operating plan. These goals can only be achieved with a high level of effort and performance by our NEOs.

        In March 2007, the Committee reviewed and approved the 2007 business objectives and target cash compensation for our NEOs. The Committee determined that the primary business objective for 2007 was to achieve the new product revenue targeted in the Company's annual operating plan. Growth in this portion of the business was an important objective due to the strategic importance of these products and the markets they serve. Additionally, the Committee determined that achieving the quarterly debt-free cash position included in our annual operating plan was a key objective for 2007, since total Company revenue was below the level required to generate positive cash flow. NEO bonus incentive compensation was tied to these two objectives in 2007. The Committee also decided that achieving the total Company revenue and non-GAAP operating income in our annual operating plan were key business objectives for 2007, in order to maximize Company revenue during the transition from our pASIC® 1 and pASIC 2 business, and in order to affirm the importance of margin and spending goals for 2007. NEO variable incentive compensation was tied to these two goals in 2007.

        The Committee established that 50% of each NEO's target bonus incentive compensation for 2007 would be based upon the Company achieving the new product revenue included in the annual operating plan (the "Plan Revenue Objective"), and 50% of each participant's target bonus incentive compensation would be dependent upon the Company achieving the quarter ending debt-free cash position (the "Plan Financial Objective"). The Company had to achieve a certain threshold for participants to earn bonus payouts against the Plan Revenue Objective and the Company had to achieve a certain threshold for participants to earn bonus payouts against the Plan Financial Objective. Quarterly bonus payouts were dependent on the level of the Company's performance during the quarter in question, and could, so long as the threshold level of performance was achieved, range from 80% to 100% of the quarterly targeted amounts. If the Plan threshold level of performance was not achieved payments were not made for that objective. Annually, bonus payouts are adjusted for annual performance to the objective, and can range from 80% to 220% or more of the target bonus incentive compensation.

Variable Incentive Compensation

        During 2007, 50% of the Plan's variable incentive compensation was based on the Company achieving total revenue targets and 50% on achieving non-GAAP operating income targets. Under the program, participants receive 100% of target variable incentive compensation if the Company achieves 100% of both targets. Quarterly variable incentive compensation payouts are dependent on the level of the Company's performance during the quarter in question, and can range from 0% to 100% of the quarterly target. Annual variable incentive compensation is adjusted for the level of the Company's annual achievement, and can range from 0% to 220% or more of the target annual variable incentive compensation. Mr. Pease has served as our Vice President, Worldwide Sales since November 2006 and, as part of his employment offer, was guaranteed at least 100% of his target variable incentive compensation through the end of 2007.

        The Committee selected the Plan bonus and variable incentive compensation objectives for 2007 because they are important indicators of stockholder value. The Company does not publicly disclose specific internal objectives for revenue or other financial measures, because disclosure of our business plans could result in competitive harm. Our business is undergoing significant transition. We are moving from being a niche supplier of field programmable gate arrays to a supplier of Customer Specific Standard Products, which are custom solutions based on our new products, to manufacturers of handheld mobile devices. We have a new business model, and we are targeting new markets and customers. Since we do not have significant sales experience or a significant customer base in these markets, our ability to judge the volume and timing of our revenue with these customers is developing. During this transition our business plan entails considerable risk and we set incentive objectives that are difficult to achieve. New product revenue was the objective for 50% of our bonus incentive compensation in both 2007 and 2006, and we did not earn a payout for this objective in any quarter of this period. Operating income was an element of our incentive plan in 2007 and 2006, and the earned payout was typically 8% for this objective during the two year period.

2007 Bonus and Variable Incentive Compensation Results

        Our financial results for 2007 were disappointing. Achieving the new product revenue goal in our annual operating plan was our most important strategic objective for the year, and new product revenue was below the threshold level required to earn Plan bonus compensation for this objective. While our cash position was well managed during 2007, our total revenue was below our annual operating plan objective. Lower than expected revenue and charges for excess inventory caused our gross margin to be lower than our annual operating plan, which resulted in non-GAAP operating income that was lower than our annual operating plan. As indicated on the Summary Compensation Table, cash incentive compensation, or non-equity incentive compensation, was 48% of target compensation for each of our NEOs, except that in connection with his offer of employment with the Company, 100% of the variable portion of Mr. Pease's incentive compensation was guaranteed during 2007 and, as a result, Mr. Pease earned 75% of target incentive compensation in 2007.

Discretionary Bonuses

        In addition to compensation under the Plan, the Committee may award special bonuses to NEOs based on a number of factors, including extraordinary performance, market demands or other factors. In January 2007, the Committee approved a cash bonus of $20,000 for Mr. Mills for his accomplishments during the Company's 2006 internal review of stock option granting practices and related accounting.

Stock-Based Compensation

        The Committee believes that equity awards are an essential component of executive compensation. Equity awards are subject to vesting provisions to encourage our NEOs to remain employed with the Company and to align their interests with the long-term interests of our stockholders. The Committee may, however, grant immediately vested equity awards to our NEOs in lieu of cash compensation or for other reasons. Stock options, restricted stock and restricted stock units may be awarded under our 1999 Stock Plan.

        Our NEOs generally receive a stock option, approved by the Committee or the Board of Directors, when they join the Company. During each fiscal year, the Committee may grant our NEOs additional stock options or other equity awards. The Committee determines the equity awards made to the Chief Executive Officer in light of executive compensation survey information for similarly sized high technology companies, publicly available information on other high technology companies, and the relative size of our other NEO grants, taking into consideration relative responsibility, performance and anticipated future contribution to Company performance. The Committee receives recommendations from the Chief Executive Officer on the amount and terms of equity compensation to be awarded to the other NEOs, based on individual position, responsibilities, performance, compensation surveys and other publicly available information, and the NEO's anticipated future performance, responsibilities and potential impact on Company results. The Committee takes these factors into account when approving such awards.

        The Committee also reviews prior equity awards to each NEO, including the number of shares that continue to be subject to vesting under prior option grants, in determining the size of option grants to each of our NEOs. Stock options are granted with an exercise price per share equal to the closing market price of the Company's common stock on the date of grant. In 2007, the Committee, following the above procedures, granted 10-year stock options to our NEOs that vest over a four year period. Generally, each officer must remain employed on the vesting date to vest in the option. Equity incentive grants to our NEOs in 2007 are reflected in the Summary Compensation Table on page 24 and the Grants of Plan-Based Awards table on page 25.

        On September 5, 2007, the Committee granted performance-based restricted stock units ("RSUs") to each of our NEOs. The RSUs give the NEOs the right to receive one share of Company common stock, at no cost, upon vesting. The compensation value of a vested RSU does not depend solely on future stock price increases; at grant, its value is equal to the closing value of our Company stock. While the value of an RSU may increase or decrease with the value of our common stock, an RSU has long-term value, and therefore retentive value, to our NEOs. The RSU grants were made in connection with a Company-wide revenue bonus plan under which all Company employees were granted performance-based RSUs to motivate all employees to achieve an aggressive GAAP quarterly revenue objective that exceeds our annual operating plan by the end of 2008. The Committee approved the use of RSUs in lieu of cash bonuses in order to tie the bonus to increases in the fair market value of the Company's stock resulting from the achievement of the revenue objectives and to conserve cash. One hundred percent of the RSUs will vest following the Company's attainment of the revenue objective and 60% of the RSUs will vest if a threshold percentage of 80% of the revenue objective is achieved. The RSUs will not vest at all if the threshold percentage is not achieved. At a performance level between the threshold percentage and full achievement of the revenue objective, the RSUs vest on a proportionate, straight-line basis. Achievement of the revenue objective requires a high level of effort and performance on the part of all our employees. The grant of RSUs to NEOs is reflected in the Grants of Plan-Based Awards table on page 25.

        We do not currently have any equity or other security ownership policy that mandates ownership of certain amounts of our common stock by our NEOs. Under our insider trading policy, directors, officers or employees are not allowed to margin the Company's securities, use the Company's securities as collateral to purchase the Company's securities or the securities of any other issuer, short sell Company securities, either directly or indirectly, or trade in derivative securities related to the Company's securities.

CEO Compensation

        In 2007, the Compensation Committee determined the Chief Executive Officer's total compensation based on similar competitive compensation data as that used for other executive officers at comparable companies, the Committee's assessment of his past performance and the Committee's expectations as to his future contributions to QuickLogic. Mr. Hart's base salary remained at $350,000 in 2007. Mr. Hart received aggregate bonus and variable incentive compensation of $71,649 for 2007 on the same basis as other executives. Also during 2007, the Committee granted Mr. Hart an option to purchase 225,000 shares of common stock exercisable at $4.17 per share, which vests over four years, and 34,722 RSUs in connection with the Company's quarterly revenue bonus program described above.

Executive Perquisites

        The Company's NEOs are eligible to participate in the Company's 401(k) Plan, the Company's 1999 Employee Stock Purchase Plan and other benefits available generally to other employees of the Company. The maximum amount of disability benefits per month is higher for our NEOs than it is for our other employees, which incremental amounts are included in column (i) of the Summary Compensation Table on page 24. With the exception of Ms. Barrette, each of our NEOs receives a car allowance. Our NEOs do not receive club memberships, personal use of corporate aircraft, or any other perquisites or personal benefits other than nominal gifts.

Tax Considerations

        Our Board has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program and has determined that limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code, which generally limits the tax deductibility of compensation paid by a public company to its chief executive officer and other highly compensated executive officers to one million dollars per year. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs, due in part to the large net operating loss carryforward available to the Company for tax reporting purposes. We believe that achieving the compensation objectives discussed earlier is more important than the benefit of tax deductibility and our executive compensation programs may, from time to time, limit the tax deductibility of compensation.

Equity Incentive Grant Policies

        Either the Board of Directors or the Compensation Committee of the Board of Directors may grant stock options or other equity awards to our NEOs. All of the grants made to date are in the form of RSUs granted in connection with the Company's quarterly revenue bonus plan or stock options. Our NEOs are generally granted equity awards when they join the Company and they may receive additional equity grants as part of a refresh grant, upon promotion or for individual performance. Our Chief Executive Officer recommends the timing, size and terms of equity awards for NEOs other than himself. Individual grants are based on position, individual performance, expected contribution and market data for similar positions, if available. Except for Ms. Barrette who received a stock option grant in connection with an increase in her annual cash compensation in September 2007, each of our NEOs received refresh grants in November 2007. All executive officers received grants of RSUs in September 2007 in connection with the Company's quarterly revenue bonus plan.

        The Compensation Committee has implemented certain general policies relating to grants of stock options, RSUs and other awards, which policies apply to our NEOs. Specifically, the Committee has determined that stock options shall be granted on: (i) the second and fourth Thursdays of the Company's fiscal month (each a "Regular Grant Date"), or on the date the last director or Committee member approves such grants if not approved prior to the Regular Grant Date; (ii) on the date of a pre-scheduled Board of Directors or Committee meeting; or (iii) on such other date established by the Board of Directors or Committee. The Company intends that future equity awards be made on a similar schedule. Option grants or other equity awards to NEOs may be approved at a properly constituted meeting of the Board of Directors or Committee or by the unanimous written consent of the directors or Committee members. Generally, our unanimous consents are executed electronically, to ensure the date of approval is certain. All required documentation, including the list of recommended equity awards by recipient and the terms of the award, are sent to the Board of Directors or Committee prior to the meeting. The Committee believes that this practice will ensure that the exercise price of the options or other awards are based on the fair market value of our common stock on the date of grant and that the approval process results in grants made on a planned grant date. We have not and do not plan in the future to coordinate the timing of the release of material non-public information for the purpose of affecting the value of executive compensation (including equity award grants).

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management.

        Based on the Compensation Committee's review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

MEMBERS OF THE COMPENSATION COMMITTEE

        Gary H. Tauss (Chairman since September 2004)
Arturo Krueger (member since November 2004)
Hide L. Tanigami (member since December 2007)

SUMMARY COMPENSATION TABLE

For Fiscal Years Ended December 30, 2007 and December 31, 2006

        The following table sets forth 2007 and 2006 compensation information for: (i) the Chief Executive Officer; (ii) the Chief Financial Officer; and (iii) three other executive officers of QuickLogic, who, based on their total compensation, were the most highly compensated in 2007 (collectively, the "Named Executive Officers," or "NEOs").

(a)	(b)	(c)		(d)	(e)	(f)		(g)		(h)	(i)		(j)
Name and Principal Position	Year	Base Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)		Total ($)
Current Officers:
E. Thomas Hart Chairman of the Board, President & Chief Executive Officer	2007 2006	$ $	350,000 350,000	— —	— —	$ $	118,764 262,124	$ $	71,649 37,144	— —	$ $	13,360 13,360	$ $	553,773 662,628
Terry L. Barrette(5) Vice President, Operations	2007 2006	$ $	167,077 158,250	— —	— —	$ $	112,310 91,443	$ $	24,372 10,352	— —	$ $	7,025 8,744	$ $	310,784 268,789
Carl M. Mills(6) Vice President, Finance & Chief Financial Officer	2007 2006	$ $	175,000 175,000	$20,000 —	— —	$ $	34,424 69,034	$ $	35,825 18,572	— —	$ $	9,112 9,263	$ $	274,361 271,869
Andrew J. Pease(7) Vice President, Worldwide Sales	2007 2006	$ $	200,000 24,615	— —	— —	$ $	125,804 16,367	$ $	74,929 15,385	— —	$ $	9,147 1,302	$ $	409,880 57,669
Timothy Saxe Senior Vice President, Engineering & Chief Technology Officer	2007 2006	$ $	195,000 195,000	— —	— —	$ $	48,509 74,944	$ $	40,601 21,048	— —	$ $	9,126 9,290	$ $	293,236 300,282

(1)
The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years 2007 and 2006, in accordance with SFAS 123(R), disregarding forfeiture assumptions, of awards pursuant to the 1999 Stock Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount are included in Note 12 to the Company's consolidated financial statements for fiscal years 2007 and 2006 included in the Company's Annual Report on Form 10-K filed with the SEC.

(2)
The amounts in column (g) reflect the cash awards paid to or earned by the NEOs under the 2005 Executive Bonus Plan, which is discussed in further detail beginning on page 17 under the heading "Cash-Based Compensation."

(3)
The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(4)
The amount shown in column (i) reflects for each NEO:

•
An automobile allowance (effective October 1, 2007, Ms. Barrette no longer receives an automobile allowance);

•
The value of disability insurance beyond the value offered to other employees; and

•
The value of nominal holiday gifts, if any.

  No NEO received perquisites exceeding $10,000 in 2007 or 2006.

(5)
During 2007, Ms. Barrette received a merit increase in total target cash compensation effective October 1. During 2006, Ms. Barrette was promoted to an executive position and received a commensurate pay increase.

(6)
In January 2007, Mr. Mills received a discretionary bonus for his accomplishments during the Company's 2006 internal review of stock option granting practices and related accounting.

(7)
Mr. Pease joined the Company on November 6, 2006.

        No NEO had tax planning or other reimbursable personal expenses.

        The Company does not provide the NEOs with perquisites or personal benefits during or after the NEO's employment, other than nominal gifts, except as disclosed in this Proxy Statement.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 30, 2007

        The following table sets forth, for the fiscal year ended December 30, 2007, certain information regarding incentive awards granted to the NEOs. Under the terms of QuickLogic's 1999 Stock Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of or to re-price outstanding awards.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Estimated Future Payouts Under Equity Incentive Plan Awards(2)
(a)	(b)	(c)		(d)		(e)		(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(4,5)
E. Thomas Hart	11/08/2007 09/05/2007 N/A	$	— — 94,500	$	— — 150,000	$	— — 330,000	— 20,833 —	— 34,722 —	— 34,722 —	— — —	225,000 — —	$4.17 — —	$552,465 — N/A
Terry L. Barrette(6)	09/12/2007 09/05/2007 N/A	$	— — 32,288	$	— — 51,250	$	— — 112,750	— 8,749 —	— 14,583 —	— 14,583 —	— — —	35,000 — —	$3.39 — —	$79,552 — N/A
Carl M. Mills	11/08/2007 09/05/2007 N/A	$	— — 47,250	$	— — 75,000	$	— — 165,000	— 10,416 —	— 17,361 —	— 17,361 —	— — —	75,000 — —	$4.17 — —	$184,155 — N/A
Andrew J. Pease	11/08/2007 09/05/2007 N/A	$	— — 92,000	$	— — 100,000	$	— — 220,000	— 12,499 —	— 20,833 —	— 20,833 —	— — —	75,000 — —	$4.17 — —	$184,155 — N/A
Timothy Saxe	11/08/2007 09/05/2007 N/A	$	— — 53,550	$	— — 85,000	$	— — 187,000	— 11,666 —	— 19,444 —	— 19,444 —	— — —	75,000 — —	$4.17 — —	$184,155 — N/A

(1)
The amounts shown in column (c) reflect estimated payouts of bonus and variable incentive compensation at threshold levels of product revenue. The amounts shown in column (e) are 220% of target incentive compensation, which is the estimated maximum amount which could have been earned by a NEO under our 2005 Executive Bonus Plan for 2007. These amounts are based on the NEO's 2007 target incentive compensation.

(2)
The amounts shown in columns (f), (g) and (h) relate to performance-based RSUs granted during 2007, which are more fully described beginning on page 20. The amounts shown in column (f) reflect the number of performance-based RSUs which will vest if 80% of the performance goal is achieved, which is the threshold level of performance to vest in any of the RSUs. The amounts shown in columns (g) and (h) reflect full vesting of the RSUs, which will occur if the performance goal is achieved and the NEO provides service through the final vesting date.

(3)
NEOs did not receive other stock awards during 2007.

(4)
Stock option grants awarded to NEOs during 2007 are reported in columns (j), (k) and (l). Such grants have a 10-year life and, unless otherwise noted, vest 6.25% three months after the date of grant and 1/48th per month of service thereafter. All NEOs, except for Ms. Barrett, received a refresh stock option grant on November 8, 2007 with an exercise price equal to $4.17 per share, which was the closing price of the Company's common stock on the Nasdaq Global Market on the grant date. The Compensation Committee of the Board of Directors discussed the grants on October 18, 2007 and approved the grants by unanimous written consent on November 3, 2007. See footnote (6) below for information regarding Ms. Barrette.

(5)
The amounts in column (l) relating to stock options granted during 2007 reflect the dollar amount which will be recognized for financial statement reporting purposes through the final vesting date of the stock options reported in columns (j) and (k), provided the NEO provides service through such date. Please see Note 12 to the Company's consolidated financial statements included with the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for a description of the estimates used to value these options.

(6)
On September 12, 2007 the Compensation Committee approved an increase in Ms. Barrette's base salary and target incentive cash compensation effective October 1, 2007. Ms. Barrette was also granted an option to purchase 35,000 shares of common stock on September 12, 2007 with an exercise price equal to $3.39, which was the closing price of the Company's common stock on the Nasdaq Global Market on the grant date. These options vest 25% one year after the date of grant and 1/48th per month of service thereafter. Please see Note 9 in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 for a description of the estimates used to value these options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

        The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 30, 2007:

		Option Awards						Stock Awards
(a)		(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
E. Thomas Hart	(2) (3) (4) (5)	— 48,750 240,000 200,000 150,000 33,334 366,666 108,350 85,554 233,333 166,670 —	225,000 131,250 — — — — — — — — — —	— — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $	4.17 3.02 2.75 2.12 4.08 5.50 4.66 9.94 20.25 13.62 4.50 —	11/07/2017 11/21/2016 10/27/2014 12/04/2012 02/18/2012 04/16/2011 04/16/2011 10/11/2010 04/13/2010 10/18/2009 08/18/2008 —	— — — — — — — — — — — —	— — — — — — — — — — — —	— — — — — — — — — — — 34,722	$	— — — — — — — — — — — 115,971
Terry L. Barrette	(6) (3) (7) (8) (5)	— 9,479 32,812 40,000 17,188 6,668 15,105 15,000 5,000 15,000 3,000 12,000 25,000 —	35,000 25,521 42,188 — — — — — — — — — — —	— — — — — — — — — — — — — —	$ $ $ $ $ $ $ $ $ $ $ $ $	3.39 3.02 5.03 3.00 1.95 1.08 2.50 4.08 5.50 4.66 9.94 20.25 4.50 —	09/11/17 11/21/2016 03/08/2016 05/25/2014 11/22/2012 10/16/2012 07/16/2012 02/18/2012 04/16/2011 04/16/2011 10/11/2010 04/13/2010 04/20/2008 —	— — — — — — — — — — — — — —	— — — — — — — — — — — — — —	— — — — — — — — — — — — — 14,583	$	— — — — — — — — — — — — — 48,707
Carl M. Mills	(2) (3) (9) (5)	— 13,541 25,000 50,000 25,000 175,000 —	75,000 36,459 — — — — —	— — — — — — —	$ $ $ $ $ $	4.17 3.02 2.85 3.00 2.12 2.53 —	11/07/2017 11/21/2016 07/13/2014 05/25/2014 12/04/2012 07/16/2012 —	— — — — — — —	— — — — — — —	— — — — — — 17,361	$	— — — — — — 57,986
Andrew J. Pease	(2) (3) (10) (5)	— 6,770 54,166 —	75,000 18,230 145,834 —	— — — —	$ $ $	4.17 3.02 2.85 —	11/07/2017 11/21/2016 11/08/2016 —	— — — —	— — — —	— — — 20,833	$	— — — 69,582
Timothy Saxe	(2) (3) (5)	— 20,312 100,000 100,000 100,000 200,000 —	75,000 54,688 — — — — —	— — — — — — —	$ $ $ $ $ $	4.17 3.02 3.00 2.12 4.08 6.04 —	11/07/2017 11/21/2016 05/25/2014 12/04/2012 02/18/2012 04/30/2011 —	— — — — — — —	— — — — — — —	— — — — — — 19,444	$	— — — — — — 64,943

(1)
The Company has historically granted options with service vesting.

(2)
These options vest 6.25% three months after November 7, 2007 and 1/48th per month of service thereafter.

(3)
These options vest 6.25% three months after November 21, 2006 and 1/48th per month of service thereafter.

(4)
During 2006, the Board of Directors approved an amendment to this option, increasing the exercise price of 33,334 shares to $5.50 per share from $4.66 per share to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(5)
These performance based RSUs vest following the Company's attainment of a specific GAAP quarterly revenue goal or not at all. 100% of the RSUs vest if the Company achieves the goal and 60% of the RSUs vest if a threshold percentage of 80% of the goal is achieved. At a performance level between the threshold percentage and full achievement of the goal, the RSUs vest on a proportionate, straight-line basis. The market value reported in column (j) was calculated by multiplying the number of shares shown in column (i) by $3.34, which was the closing market price of our common stock at the end of our fiscal year,

(6)
These options vest 25% one year after September 11, 2007 and 1/48th per month of service thereafter.

(7)
These options vest 25% one year after March 8, 2006 and 1/48th per month of service thereafter.

(8)
During 2007, the Compensation Committee approved an amendment to this option, increasing the exercise price of 5,000 shares to $5.50 per share from $4.66 per share, and authorizing the payment of $0.84 per share to Ms. Barrette in 2008, consistent with option amendments made to other employees with similar grants, to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(9)
During 2006, the Compensation Committee approved an amendment to this option, increasing the exercise price to $2.53 per share from $2.50 per share to eliminate exposure to additional tax liability under Internal Revenue Code Section 409A.

(10)
These options vest 25% one year after November 8, 2006 and 1/48th per month of service thereafter.

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 30, 2007

        None of our NEOs exercised option awards or vested in stock awards during fiscal year 2007.

Equity Compensation Plan Summary

        The following table sets forth certain information as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant are authorized for issuance, aggregated as follows:

  i.
  All compensation plans previously approved by security holders; and

  ii.
  All compensation plans not previously approved by security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights as of December 30, 2007 (1)	Weighted Average Exercise Price of Outstanding Options (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans as of December 30, 2007 (3)
Equity compensation plans approved by stockholders	8,531,123	$4.72	12,700,799
Equity compensation plans not approved by stockholders	—	—	—

(1)
This number includes 7,594,310 options and 936,813 RSUs outstanding under our 1999 Stock Plan and 1989 Stock Option Plan.

(2)
The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding RSU awards, which have no exercise price.

(3)
This number includes 6,588,038 shares available for future grant under our 1999 Stock Plan and 6,112,761 shares available for future issuance under our 1999 Employee Stock Purchase Plan. The 1999 Stock Plan has an annual evergreen equal to the lesser of 5% of the Company's outstanding shares or 5,000,000 shares. The 1999 Employee Stock Purchase Plan has an annual evergreen equal to the lesser of 4% of the Company's outstanding shares or 1,500,000.

Post Employment and Change of Control Compensation

Payments Made Upon Termination

        Regardless of the manner in which a NEO's employment terminates, he/she is entitled to receive amounts earned during his/her term of employment, including base salary, incentive compensation (provided the NEO is employed on the last day of the performance period), and the vested portion of his/her equity awards. Our Compensation Committee may, at its discretion, approve the payment of incentive compensation if a NEO is not employed on the last day of the reporting period. Except for compensation payments associated with our standard change of control agreements or payments made to a third party arising from indemnification, the Company does not have any written or unwritten payment obligations to our NEOs upon their resignation, severance or retirement. The Compensation Committee may decide to approve such payments in the future.

Change of Control Agreements

        Prior to 2004, the Board of Directors authorized the Company to enter into change of control severance agreements ("Change of Control Agreements," or "Agreements") with Messrs. Hart, Mills and Saxe. In December 2005 and 2006 and in September 2007, these Agreements were reviewed by the Compensation Committee of the Board of Directors. In March, October and November 2006, QuickLogic entered into Change of Control Agreements with Ms. Barrette, Ms. Meney and Mr. Pease, respectively. The Company's standard form of Change of Control Agreement is attached as an exhibit to our annual report on Form 10-K for the period ended December 31, 2007. The agreements provide that if QuickLogic experiences a change of control, as defined in the agreements, and such executive officers' employment with the Company terminates as a result of an "Involuntary Termination" within three months prior to or twelve months following the change of control, QuickLogic will provide the following to the executive officer:

  •
  A cash payment equal to 100% of their annual cash compensation (including 100% of the target incentive compensation for the year) plus 100% of any bonus and incentive compensation declared prior to the date of any such termination, except that Mr. Hart's agreement provides a cash payment equal to 200% of his annual cash compensation;

  •
  The same level of health coverage and benefits, including but not limited to health, dental and vision coverage, as in effect on the day before such termination, for a period which is the lesser of (i) the date he or she is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve months following the date of any such termination, except that Mr. Hart's agreement provides for twenty-four months; and

  •
  Acceleration of outstanding equity awards.

        The terms of the Change of Control Agreements also provide:

  •
  In the event that the severance and other benefits provided for or otherwise payable to the executive officer (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and (ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the executive officer's change of control benefits shall be either delivered in full, or delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the executive officer on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

  •
  That such payments be made in a lump sum within 30 days of the Involuntary Termination, as defined in the agreement.

  •
  That the executive officers shall be entitled to the benefits provided they sign a general release of claims substantially the same as the form included in the Company's standard Change of Control Agreement.

  •
  Involuntary Termination is defined as (i) without the individual's express written consent, a significant reduction of the individual's duties, position or responsibilities relative to the individual's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the individual from such position, duties and responsibilities, unless the individual is provided with comparable duties, position and responsibilities; (ii) without the individual's express written consent, a substantial reduction without good business reasons, of the facilities and perquisites (including office space and location) available to the individual immediately prior to such reduction; (iii) without the individual's express written consent, a reduction by the Company of the individual's base salary or target incentive compensation as in effect immediately prior to such reduction; (iv) without the individual's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the individual is entitled immediately prior to such reduction with the result that the individual's overall benefits package is significantly reduced; (v) without the individual's express written consent, the relocation of the individual to a facility or a location more than 50 miles from his or her current location; (vi) any purported termination of the individual by the Company which is not effected for Cause, as defined in the agreement, or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors, as defined in the Change of Control Agreement.

        The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company's directors, executive officers and general counsel for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company's request.

        The Company and the NEOs signed offers of employment when they were first hired, noting initial total cash compensation, the anticipated amount of their initial option grant, at-will employment and benefits available to the individuals that are consistent with the benefits offered to other employees. Mr. Pease's offer letter guaranteed that Mr. Pease would receive at least 100% of his variable incentive compensation through the end of 2007. Certain of the NEOs signed agreements in 2001 or earlier relating to the Company's previous incentive compensation plan, which was replaced by the 2005 Executive Bonus Plan. Certain of the executive officers signed agreements in 2002 relating to the Company's nonqualified deferred compensation plan, which plan has since been terminated.

        The following table describes the severance benefits which are owed by the Company to each of the NEOs upon their Involuntary Termination at any time three months prior to or twelve months after a change of control, as defined in our Change of Control Agreements with our NEOs. The amounts shown are based upon current target cash compensation and in-the-money unvested equity awards outstanding for each individual at December 30, 2007. Other benefits include insurance premiums and automobile allowance.

Name	Severance Base Salary	Severance Incentive Cash Compensation	Other Benefits	Equity Awards (Stock Options and RSUs)
E. Thomas Hart	$700,000	$300,000	$33,749	$157,971
Terry L. Barrette	$174,000	$70,000	$8,545	$56,874
Carl M. Mills	$175,000	$75,000	$23,314	$69,653
Andrew J. Pease	$200,000	$100,000	$23,314	$146,874
Timothy Saxe	$195,000	$85,000	$23,314	$82,443

Compensation of Non-Employee Directors

        The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of the directors of the Company other than the Chief Executive Officer for the fiscal year ended December 30, 2007.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards(4) ($)(5)	Change in Pension Value and Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Current Directors:
Michael J. Callahan	$30,000	—	$26,360	—	—	$56,360
Arturo Krueger	$36,600	—	$33,392	—	—	$69,992
Christine Russell	$31,500	—	$26,360	—	—	$57,860
Hide L. Tanigami(7)	$18,500	—	$11,526	—	—	$30,026
Gary H. Tauss	$37,600	—	$26,360	—	—	$63,960
Former Director:
Nicholas Aretakis(8)	$26,000	—	$44,186	—	—	$70,186

(1)
E. Thomas Hart, the Company's Chairman, President and Chief Executive Officer, is not included in this table as he is an employee of the Company and therefore receives no compensation for his service as a director. The compensation received by Mr. Hart as an employee of the Company is shown in the Summary Compensation Table on page 24.

(2)
All directors who are not employees of the Company receive an annual retainer of $20,000 for serving as a director of the Company. The Chairman of the Audit Committee, Chairman of the Compensation Committee and our Audit Committee financial expert receive additional annual retainers of $3,000, $2,000 and $3,000, respectively. Other members of the Audit Committee and Compensation Committee receive annual retainers of $1,500. Only one retainer per committee is earned by each director. Retainers are paid quarterly. The Company reimburses all directors for travel, lodging and related expenses incurred in attending Board of Director and committee meetings. Non-employee directors who reside internationally and non-employee directors who reside domestically receive a fee of $2,500 and $1,000, respectively, for each Board of Director, Audit Committee or Compensation Committee meeting attended in person, $500 for each Board of Director meeting attended by phone conference and $300 for each Audit Committee or Compensation Committee meeting attended by phone conference, with a maximum of one meeting fee per day.

(3)
Our directors have not received stock awards.

(4)
During 2007, our directors received the following options to purchase common stock of the Company. Each option has a 10-year life, with an exercise price equal to the closing price of our common stock on the Nasdaq Global Market on the grant date. The options granted to Mr. Tanigami, a new director, vest 25% one year after the vesting commencement date and 1/48th per full month of service thereafter. The options granted to other directors were refresh option grants which were approved by the Board on April 24, 2007 with a grant date of May 1, 2007, pursuant to our policy for the equity compensation of directors, and vest monthly over a one-year period. Our directors receive an annual refresh stock option grant of 7,000 shares for their service on the Board. The options granted to Messrs. Callahan and Tauss and Ms. Russell also include 3,000 shares for their service on our Audit Committee.

Name	Number of Securities Underlying Options Granted	Exercise Price per Share ($)	Expiration Date	Grant Date Fair Value of Stock Options ($)(*)
Michael J. Callahan	10,000	$2.73	April 30, 2017	$18,404
Arturo Krueger	7,000	$2.73	April 30, 2017	$12,883
Christine Russell	10,000	$2.73	April 30, 2017	$18,404
Hide L. Tanigami(7)	35,000	$2.72	April 11, 2017	$64,274
Gary H. Tauss	10,000	$2.73	April 30, 2017	$18,404
Nicholas Aretakis(8)	7,000	$2.73	April 30, 2017	$12,883

  *
  The amounts in this column reflect the dollar amount which will be recognized for financial statement reporting purposes through the final vesting date of the stock option, provided the director provides service through such date. Please see Note 9 to the Company's consolidated financial statements included with our Quarterly Report on Form 10-Q for the second quarter of 2007 for a description of the estimates used to value these options.

(5)
The amounts in column (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007 in accordance with SFAS 123(R), disregarding forfeiture assumptions, and thus includes amounts from awards granted in and prior to 2007. As of December 30, 2007, each of our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Mr. Callahan, 82,000; Mr. Krueger, 59,000; Ms. Russell, 55,000; Mr. Tanigami 35,000 and Mr. Tauss, 74,000. Mr. Aretakis who resigned as a director effective December 4, 2007, forfeited 24,792 shares of unvested stock options and held options to purchase 17,208 shares at December 30, 2007.

(6)
The Company does not have a defined benefit pension plan or a deferred compensation program.

(7)
Mr. Tanigami joined our Board on March 28, 2007.

(8)
Mr. Aretakis, whose term would have expired at the 2009 Annual Meeting, resigned from the Board of Directors effective December 4, 2007.

        QuickLogic has agreed to indemnify each director and NEO against certain claims and expenses for which the director or NEO might be held liable in connection with past or future services to QuickLogic and its subsidiaries. QuickLogic maintains insurance policies insuring its directors and NEOs against such liabilities.

Security Ownership

        The following table sets forth certain information regarding our common stock beneficially owned as of February 26, 2008 by (i) each person who is known by QuickLogic to own beneficially more than 5% of QuickLogic's common stock, (ii) each director of QuickLogic, (iii) each of the NEOs listed in the Summary Compensation Table and (iv) all directors and executive officers of QuickLogic as a group. Shares of common stock subject to options that are exercisable within 60 days of February 26, 2008 are deemed to be outstanding and beneficially owned by the person holding the option for the purpose of computing the percentage of ownership for that person but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person. This table is based on information provided to QuickLogic or filed with the SEC by QuickLogic's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

        Unless otherwise indicated, the address for each stockholder listed in the following table is c/o QuickLogic Corporation, 1277 Orleans Drive, Sunnyvale, California 94089. Applicable percentage ownership in the following table is based on 29,404,309 shares of common stock outstanding as of February 26, 2008.

	Shares Beneficially Owned
Name of Beneficial Owner	From Options(1)	Total Number(2)	Percent
Dimensional Fund Advisors Inc.(3) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	—	1,516,357	5.16%
E. Thomas Hart	1,661,719	1,721,855	5.54%
Michael J. Callahan	81,166	81,166	*
Arturo Krueger	54,770	54,770	*
Christine Russell	54,166	54,166	*
Hide L. Tanigami(4)	8,750	8,750	*
Gary H. Tauss	73,166	73,166	*
Terry L. Barrette	180,418	180,418	*
Carl M. Mills	301,386	336,298	1.13%
Andrew J. Pease	84,374	84,374	*
Timothy Saxe	534,374	534,374	1.78%
All executive officers and directors as a group (11 persons)	3,076,309	3,171,357	9.76%

*
Less than 1% of the outstanding common stock.

(1)
This column includes shares issuable pursuant to options exercisable within 60 days of February 26, 2008, which is April 26, 2008.

(2)
This column consists of outstanding shares plus the options set forth in the previous column.

(3)
Based on information contained in the Schedule 13G/A which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 6, 2008.

(4)
Mr. Tanigami became a director on March 28, 2007.

TRANSACTIONS WITH RELATED PERSONS

        The Company has entered into Change of Control Agreements with its NEOs and other executive officers. These are discussed under "Post Employment and Change of Control Compensation" beginning on page 29.

        The Company has entered into agreements to indemnify its current and former directors and executive officers and its general counsel, in addition to the indemnification provided for in the Company's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers and its general counsel for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer or the general counsel of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at the Company's request.

        The charter of the Audit Committee of the Board of Directors specifies that the Committee review and pre-approve related party transactions as such term is defined by SEC rules and regulations. The Nominating and Corporate Governance Committee of the Board of Directors, under the terms of its charter, considers questions of possible conflicts of interest of members of the Board and of executive officers, and reviews actual and potential conflicts of interest of members of the Board and executive officers, clearing the involvement of such persons in matters that may involve a conflict of interest. In addition, the Company's Code of Conduct and Ethics clarifies that no officer or any member of their family may supply goods or services to QuickLogic without approval.

        In December 2005, the Company entered into an agreement with Virage Logic Corporation. During 2006, the Company paid Virage Logic a total of $390,000 for services and intellectual property supplied to the Company under the agreement. Ms. Christine Russell, a director of the Company since 2005, became the Vice President of Finance and Chief Financial Officer of Virage Logic in June 2006. Since Ms. Russell joined Virage Logic after the contract was in place, the transaction was not pre-approved by the Audit Committee. The Nominating and Corporate Governance Committee reviewed and approved the Company's business relationship with Virage Logic in July 2006, at the first scheduled Committee meeting following Ms. Russell's employment by Virage Logic. The Company has continuing maintenance obligations under its agreement with Virage Logic and may enter into additional future agreements with Virage Logic.

OTHER MATTERS

        The Board of Directors knows of no other matter that will be presented for consideration at the Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors

E. Thomas Hart Chairman, President and Chief Executive Officer March 20, 2008

QUICKLOGIC CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
TUESDAY, APRIL 22, 2008

The undersigned stockholder of QuickLogic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 20, 2008 and hereby appoints E. Thomas Hart and Carl M. Mills, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned at the Annual Meeting of Stockholders of QuickLogic Corporation (the "Company") to be held at the Company's offices located at 1277 Orleans Drive, Sunnyvale, CA 94089 on Tuesday, April 22, 2008, at 10:00 a.m., and any adjournments or postponements thereof, and to vote all shares of common stock the undersigned would be entitled to vote if then and there personally present at the meeting, on the matters set forth on the reverse side and in their discretion upon such other matter or matters which may properly come before the meeting and any adjournment thereof.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

(Continued and signed on other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

QUICKLOGIC CORPORATION

April 22, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR -

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR -

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

\/ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. \/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1: To elect three Class III directors, each to serve for a term of three years or until his/her successor is elected.

NOMINEES:
☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ E. Thomas Hart
☐ Christine Russell
☐ FOR ALL EXCEPT	☐ Hide L. Tanigami
(See instructions below)

Instruction: to withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT' and fill in the circle next to each nominee you wish to withhold as shown here: ☒

		FOR	AGAINST	ABSTAIN
Proposal 2.	To ratify the selection of PricewaterhouseCoopers LLP as QuickLogic's independent registered public accounting firm.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To change the address on your account, please check the box at right and indicate your new address in the space above.
Please note that changes to the registered name(s) on the account may not be submitted via this method.                          ☐

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

QUICKLOGIC CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 22, 2008
QUICKLOGIC CORPORATION PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL ONE: ELECTION OF DIRECTORS
QUICKLOGIC'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.
Incumbent Class II Directors Whose Terms Expire in 2010
PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
MEMBERS OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE For Fiscal Years Ended December 30, 2007 and December 31, 2006
GRANTS OF PLAN-BASED AWARDS For Fiscal Year Ended December 30, 2007
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007
OPTION EXERCISES AND STOCK VESTED For Fiscal Year Ended December 30, 2007
TRANSACTIONS WITH RELATED PERSONS
OTHER MATTERS